                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-28277, 333-46691, 333-77961 and 333-0091) of
Puma Technology, Inc. of our report dated August 20, 1999, relating to the supplementary consolidated financial statements, which appears in the Current Report on Form 8-K of Puma Technology, Inc. dated April 17, 2000.


PRICEWATERHOUSECOOPERS LLP

/s/  PricewaterhouseCoopers LLP

San Jose, California
April 17, 2000


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